SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 5, 2009

CARBON CREDITS INTERNATIONAL, INC.

(Exact name or registrant as specified in its charter)

Nevada	333-153398	26-1240905
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2300 E. Sahara Avenue, Suite 800, Las Vegas, Nevada USA 89102

(Address of Principal Executive Offices, Including Zip Code)

(888) 579-7771

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officer Appointments

On May 5, 2009, the Board of Directors adopted a resolution appointing James M. Ryan to the Position of Chief Financial Officer,  and Malik Maksudi to the position of Chief Technology Officer.

Mr. James M. Ryan, Age 29, Chief Financial Officer

From June 2006 to present, Mr. Ryan is Manager of Accounting & Financial Services for the Antares Group of Companies in Bangkok, Thailand.

From August 2005 to May 2006, Mr. Ryan was Senior Accountant at WHK Greenwoods Chartered Accountants in Sydney, Australia.

From January 2003 until January 2004, Mr. Ryan was Associate Lecturer in Accounting and Finance at Macquarie University in Australia.

From February 2001 to December 2002, Mr. Ryan was Tutor in Accounting and Finance at Macquarie University in Australia

From November 1999 until January 2002, Mr. Ryan worked in the Department of Accounting and Finance as an Accountant / Auditor for Grosvenor Schiliro and Associates, Chartered Accountants in Sydney, Australia.

EDUCATION HISTORY

2008	Commencement CPA Australia Program (estimated completion 2010)

2006	CFA Institute Chartered Financial Analyst Program Level 3

2005	CFA Institute Chartered Financial Analyst Program Level 2

2004	CFA Institute Chartered Financial Analyst Program Level 1

2002	Bachelor of Applied Finance (Honours Class 1) Macquarie University, Sydney Australia

2001	Bachelor of Applied Finance Macquarie University, Sydney Australia

2000	Bachelor of Commerce (Accounting Major) Macquarie University, Sydney Australia

Mr. Ryan is currently devoting up to 20 hours a week of his time to our company, and is planning to continue to do so during the next 12 months of operation. His services are being provided to us on a consulting basis under a contract with Antares Administration, Ltd.

Mr. Ryan is not an officer or director of any other reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Mr. Malik Maksudi, Age 46, Chief Technology Officer

Mr. Maksudi began his career in 1983 as a Plant Supervisor in the Maintenance & Engineering Division specializing in Electrical Engineering with Degussa Pte Ltd, a renowned multi-national company with its headquarters in Germany. In this division, he supervised and handled both the plant facilities and operations involving the maintenance of heavy production & manufacturing machineries. He was then promoted, to a Senior Engineer post, managing a pool of supervisors and technicians in the Degussa Precious Metals Refinery, a Division that specialized in precious metals (Gold & Silver Refinery). His core duties were to implement technologies, reduce project lead times and improve processes and product quality. In addition, he evaluated work assignments and distributed them evenly among staff to ensure maximum productivity and outflow controls. Mr. Maksudi was then promoted to Plant Manager.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers - continued

In 1998, and after 15 good years of service with Degussa Pte Ltd, Mr. Maksudi resigned to establish his own company - Ampower Engineering & Building Services in Singapore. This business specializes in Electrical Engineering Maintenance & Installations. With a chain of dedicated customers and growing supporters, Mr. Maksudi has developed a successful business that today Ampower Pte Ltd provides Consultancy & Certifications of Electrical Installations, System Integrators & Design, and specializes in providing Energy Saving Solutions (system hardware & software) to a variety of commercial and industrial clients.

Mr. Maksudi is a senior grassroots leader serving one of Singapore’s largest Group Representation Constituencies consisting of 5 residential estates for the past 10 years. He is very involved in one of the Citizens Consultative Committees where he assists in creating, bridging and securing links between the residents and the government. He is involved in executing action plans and projects at both constituency and national levels. On a national level, Mr. Maksudi was specially selected to be the Chairman for the National Community Engagement Program for the constituency. This committee helps strengthen community resilience mainly involving the residents, grassroots leaders and the community partners to be operationally ready during peacetime and in an emergency.

In 1986, Mr. Maksudi attended C&G of London Institute and was awarded a Full Technological Certificate for advanced level in Electrical Engineering covering Power Transmission & Distributions Networks.

In 1989, a Polytechnic in Singapore certified him proficient in the specialized training in Electrical Plant Engineering & Maintenance.

Through the Energy Market Authority in Singapore, Mr. Maksudi is licensed to issue certification & approval to electrical installation

Mr. Maksudi is currently devoting approximately 40 hours a week of his time to our company, and is planning to continue to do so during the next 12 months of operation.

Mr. Maksudi is not an officer or director of any other reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Director Appointments

On May 5, 2009,  the Board of Directors adopted a resolution appointing Alexander Polgar and Lieutenant General Tawan Donploypetch to the position of Director to fill two vacancies created by the resignations of Dr. Prabaharan Subramaniam and Ivan Braverman.

Mr. Alexander Polgar, Age 55, Director

Alexander Polgar, a mechanical engineer by trade, first came to Southeast Asia in 1979. Based out of Singapore, he initially worked in the oil and gas exploration industry with organizations such as Unocal in Thailand, Total Indonesia in East Borneo, and Shell in Brunei.

In 1984, Mr Polgar took on the position of Senior Office Engineer with Bogotra, a multinational joint venture and a major contractor of the Singapore MRT construction. He was responsible for solving day to day operational issues on this project, primarily because of his intimate knowledge of the local materials supply chain, available services, and local manpower.

After successful completion of the MRT in 1986, Mr. Polgar accepted an offer from multinational construction equipment manufacturer, Wacker Werke, Germany, to expand their operations into Thailand. As a result, he set up Wacker Machinery Thailand Co Ltd. in 1987, and went on to develop this affiliate into the profitable and respected entity it is today.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers - continued

International investors commissioned Mr. Polgar in 1998 to participate in the operational aspect of the founding of a group of IT companies in the region. Under the umbrella entity of ITH Singapore (Integrated Technology Holdings), Mr. Polgar was instrumental in the start-up and operation of corporate entities in Thailand, Singapore, and Hong Kong.

Drawing on his extensive experience gained over years of successfully implementing and developing corporate entities in the region, specifically in Thailand, in late 2001, he went on to found Bangkok Base. With a core support staff of lawyers, accountants, and administrators, the firm today focuses on providing a full range of comprehensive services to individuals and SME's interested in establishing a corporate presence in Thailand.

Mr. Polgar earned a degree in Mechanical Engineering from Technical College, Muenster, Westfalia, Germany in 1976.

Mr. Polgar is not an officer or director of any other reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

General Tawan Donploypetch (Retired), Age 63, Director

General Donploypetch brings over 40 years of distinguished service in the Royal Thai Army. In 1962, General Donploypetch entered the Armed Forces Academy Preparatory School in Thailand.  After completing a certificate from the Armed Forces Academy Preparatory school, he entered the Chulachomklao Royal Miltary Academy in 1964, where he earned a B.S. Degree in Engineering in 1969. Thereafter he served in the 6th Engineer Batallion, Royal Thai Army/RTA as a platoon leader.

From 1971 through 1972, he volunteered to join the Thai troops in the Vietnam War as an army engineer platoon leader. After completing his tour in Vietnam, he was assigned to a training position with the 9th Engineer Battalion in Karnchanaburi Province.

In 1974, General Donploypetch worked at the Armed Forces Academy Preparatory school as a platoon leader, and in 1978 he became a company commander.

From 1980 to 1982, General Donploypetch attended the Army Command and General Staff College in Thailand. Upon completion, he became an Assistant J5 of the 3rd Infantry Division, 2nd Army at Nakhon Ratchasima Province.

In 1985, he was reassigned to the Armed Forces Academy Preparatory School as a planning officer concerned with Training and Intelligence. Thereafter he served in several Educational Institutions of the Supreme Command Headquarters.

In 1986, General Donploypetch was awarded a scholarship by the U.S. Department of Defense to study at Keesler AFB, in Mississippi, and Sheppard AFB in Texas. In 1989, he was awarded another scholarship by the Australian Defense Ministry where he studied at the Australian Management College, at Mt. Eliza, Victoria.

In 1991, General Donploypetch was one of only 60 army officers to attend the Joint Staff College. After completing this course of study he was appointed Director of Planning and Policy Department of Military Institute, Supreme Command Headquarters.  In 1993, he was transferred to the National Defense Institute where he held the position of Director of Logistics and Support Department.

In 1996, General Donploypetch was one of 198 state officials to attend the National Defense College. Upon completion of this program in 1997, he was promoted to Major General and served as an advisor of the National Defense Studies Institute.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers - continued

In 2000, he was assigned to the Joint Operations Center 108, Supreme Command Headquarters, in the mission of Drug Suppression inside and outside the military units throughout Thailand.

In 2003, General Donploypetch was promoted to Lieutenant General and served as an advisor of the Supreme Command Headquarters at the Office of the Deputy Supreme Commander until his retirement from military service in 2005.

From 2006 to 2007, he served as Human Resourcse development Consultant for King Power International Group Co. Ltd. in Thailand, and currently serves as an independent consultant to numerous companies throughout Thailand.

General Donploypetch is not an officer or director of any other reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements

None

b) Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARBON CREDITS INTERNATIONAL, INC.

Date: 5/05/2009	By:	/s/ Hans J. Schulte
Hans J. Schulte
Title: Principal Executive Officer